As filed with the Securities and Exchange Commission on January 28, 2026
Registration No. 333-290078

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLID POWER, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	86-1888095
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
486 S. Pierce Ave., Suite E
Louisville, Colorado
(303) 219-0720
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John Van Scoter
President, Chief Executive Officer, and Director
Solid Power, Inc.
486 S. Pierce Avenue, Suite E
Louisville, Colorado 80027
Telephone: (303) 219-0720
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Linda Heller Chief Financial Officer, Treasurer, and Secretary Kristen Gould Vice President, Legal Solid Power, Inc. 486 S. Pierce Avenue, Suite E Louisville, Colorado 80027 Telephone: (303) 219-0720	Kevin L. Vold Tyler L. Weigel Polsinelli PC 136 Heber Avenue, Suite 301 Park City, Utah 84060 Telephone: (435) 731-5633

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-290078) (the “Original Registration Statement”) is being filed by Solid Power, Inc. (the “Company”) pursuant to Rules 462(e) and 413(b) under the Securities Exchange Act of 1934, as amended, for the purpose of (i) adding an indeterminate amount of warrants to purchase common stock, par value $0.0001 per share (the “common stock”), as a new class of securities that the Company may offer, (ii) updating the base prospectus included in the Original Registration Statement to reflect references to such new class of securities and (iii) filing additional exhibits. The existing base prospectus, dated September 5, 2025, is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 to the Original Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Rule 462(e) under the Securities Exchange Act of 1934, as amended.

PROSPECTUS
Solid Power, Inc.
Common Stock
Warrants
Solid Power, Inc. may, from time to time, offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that will be determined at the time of the offering.
This prospectus provides a general description of the securities we may offer. We may provide a specific plan of distribution for any securities to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update, or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference, before you invest in our securities.
Our common stock and warrants are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “SLDP” and “SLDPW,” respectively. The last reported sale price of our common stock on January 27, 2026 was $5.19 per share and the last reported sale price of our warrants on January 27, 2026 was $0.70.
Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 6 of this prospectus and any accompanying prospectus supplement and any other document incorporated by reference.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 28, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different, additional, or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement, and any free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information.” You should assume that the information contained in this prospectus and any applicable prospectus supplement or free writing prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information.” This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate. We are not making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to make such offer or solicitation or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Solid Power,” the “Company,” “we,” “us,” and “our” refer to Solid Power, Inc. (f/k/a Decarbonization Plus Acquisition Corporation III) and its consolidated subsidiaries.
MARKET AND INDUSTRY DATA
We obtained the industry and market data used throughout this prospectus or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information, and research, surveys, and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and is subject to change based on various factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, as such descriptions may be updated or amended in future filings we make with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.
TRADEMARKS
Our logo and trademark appearing in this prospectus and the documents incorporated by reference are our property. This prospectus and the documents incorporated by reference contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any applicable free writing prospectus, and the documents incorporated by reference may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, regarding our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
In addition, we caution you that the forward-looking statements are subject to the following factors:
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risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors;

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risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones;

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risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships;

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our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms;

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broad market adoption of electric vehicles and other technologies where we are able to deploy our technology, if developed successfully;

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our success attracting and retaining our executive officers, key employees, and other qualified personnel;

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our ability to protect and maintain our intellectual property, including in jurisdictions outside of the United States;

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our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants or government funding reductions or delays, and the availability of government subsidies and economic incentives;

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delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements;

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changes in applicable laws or regulations;

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risks relating to our information technology infrastructure and data security breaches; and

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risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect us.
You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements are based primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, and in this prospectus, as such descriptions may be updated or amended in future filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on these forward-looking statements. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

THE COMPANY
Overview
Solid Power is a U.S.-based leader in solid-state battery technology and manufacturing processes. Our core technology is a sulfide-based solid electrolyte material, which replaces the liquid or gel electrolyte used in traditional lithium-ion battery cells. We believe our electrolyte technology has the potential to enable a step-change improvement in battery cell performance beyond what is currently achievable in conventional lithium-ion battery cells, including improved energy density, battery life, and safety performance. We are currently targeting the battery electric vehicle market due to the size and perceived demand for next generation battery technology but believe our technologies can have a broader application as they mature.
Corporate Information
We were incorporated in Delaware in January 2021 as a blank check company under the name Decarbonization Plus Acquisition Corporation III. In connection with our business combination in December 2021, we changed our name to Solid Power, Inc.
Our principal executive offices are located at 486 S. Pierce Avenue, Suite E, Louisville, Colorado 80027, and our telephone number is (303) 219-0720. Our website is https://www.solidpowerbattery.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. You should not rely on any such information in making your investment decision. For additional information, see “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

RISK FACTORS
Investing in our securities involves risks. Before acquiring any securities offered pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus, including, without limitation, the risk factors described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, which are incorporated by reference, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock and certain provisions in our second amended and restated certificate of incorporation (the “Second A&R Charter”) and our amended and restated bylaws (the “Bylaws”) as currently in effect. Because the following description is only a summary, it does not contain all of the information and is qualified in its entirety by our Second A&R Charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read the Second A&R Charter, the Bylaws, and the applicable portions of the DGCL carefully.
General
The authorized capital stock of Solid Power consists of 2,200,000,000 shares, consisting of 2,000,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share.
Dividend Rights
Our board of directors (the “Board”), subject to restrictions contained in the Second A&R Charter, applicable law, and in any certificate of designation for any series of preferred stock, may declare and pay dividends upon the shares of our capital stock. Dividends may be paid in cash, in property, or in shares of our capital stock, subject to the provisions of the Second A&R Charter. The Board may set apart out of any of the funds of Solid Power available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Voting Rights
Except as otherwise required by law, the Second A&R Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of Board directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Our Second A&R Charter and Bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class are to be elected at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Subject to the rights of holders of preferred stock, the number of directors that constitutes the entire Board shall be fixed only by resolution of the Board acting pursuant to a resolution adopted by a majority of the Board.
Right to Receive Liquidation Distributions
Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, in the event of our voluntary or involuntary liquidation, dissolution, or winding-up, after payment or provision for payment of the debts and other liabilities of Solid Power, the holders of common stock will be entitled to receive all the remaining assets of Solid Power available for distribution to our stockholders, ratably in proportion to the number of shares of common stock then held by them.
Other Matters
All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.
Preferred Stock
The Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Anti-Takeover Provisions
Certain provisions of Delaware law, the Second A&R Charter, and the Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of Solid Power. They are also designed, in part, to encourage persons seeking to acquire control of Solid Power to negotiate first with the Board.
Section 203 of the DGCL
We have not opted out of Section 203 of the DGCL under the Second A&R Charter. Under Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “Interested Stockholder”) came to own at least 15% our outstanding voting stock (the “Acquisition”), except if:
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the Board approved the Acquisition prior to its consummation;

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the Interested Stockholder owned at least 85% of the outstanding voting stock upon consummation of the Acquisition; or

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the business combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale, or certain other transactions resulting in a financial benefit to the Interested Stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Solid Power for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the Acquisition which results in the stockholder becoming an Interested Stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Classified Board of Directors
The Second A&R Charter provides that the Board is divided into three classes, designated Class I, Class II, and Class III. The term of the Class I directors will terminate on the date of the 2028 annual meeting of stockholders, the term of the Class II directors will terminate on the date of the 2026 annual meeting of stockholders, and the term of the initial Class III directors will terminate on the date of the 2027 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.
Removal of Directors
The Second A&R Charter provides that stockholders may only remove a director for cause and only by the affirmative vote of at least a majority of the voting power of the issued and outstanding capital stock of Solid Power entitled to vote in the election of directors.

Board of Directors Vacancies
The Second A&R Charter and Bylaws authorize only a majority of the remaining members of the Board, although less than a quorum, or a sole remaining director, to fill vacant directorships, including newly created seats. In addition, subject to the rights of holders of any series of preferred stock, the number of directors constituting the Board may only be set by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board and promotes continuity of management.
Written Consent by Stockholders
Under the Second A&R Charter, subject to the rights of holders of any series of preferred stock, any action required or permitted to be taken by our stockholders is required to be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.
Special Meeting of Stockholders
Under the Second A&R Charter, subject to the terms of any series of preferred stock, special meetings of our stockholders may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under the Second A&R Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Second A&R Charter does not provide for cumulative voting and provides that no stockholder is permitted to cumulate votes at any election of directors.
Amendment of Second A&R Charter Provisions
Any amendment of certain provisions in the Second A&R Charter requires approval by holders of at least 66 2∕3% of the voting power of the then outstanding voting securities entitled to vote thereon, voting together as a single class. These provisions include, among others, provisions related to the Board composition, board removal rights, cumulative voting rights, and provisions related to stockholder action and advance notice, in each case as summarized above.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Solid Power. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our securities at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Solid Power, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee of Solid Power to Solid Power or Solid Power’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Second A&R Charter or the Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, against any person in connection with any offering of our securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.
Limitations on Liability and Indemnification of Directors and Officers
The Second A&R Charter limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request, which rights are in addition to the indemnification provided for in the Second A&R Charter and the Bylaws.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
The limitation of liability and indemnification provisions in the Second A&R Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and/or our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents, and each of its stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.
Listing
Our common stock and warrants are listed on Nasdaq under the symbols “SLDP” and “SLDPW,” respectively.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:
•
the title of such warrants;

•
the identity of the bank or trust company to be appointed to serve as warrant agent for the offered warrants, if any;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
the number of shares of our common stock issuable upon exercise of such warrants;

•
the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•
whether the warrants are to be sold separately or with other securities as parts of units;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•
any redemption or call provisions;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•
to underwriters or dealers for resale to the public or to institutional investors;

•
directly to institutional investors;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents to the public or to institutional investors; or

•
through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities will state the terms of the offering of the securities, including:
•
the offering terms, including the name or names of any underwriters, dealers, or agents;

•
the purchase price of the securities and the net proceeds to be received by us from the sale;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price; and

•
any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•
privately negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If indicated in the applicable prospectus supplement, these third parties may sell securities covered by this prospectus and the applicable prospectus supplement in connection with those derivatives, including in short sale transactions. In that case, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
One or more remarketing firms may purchase then offer and sell the securities, acting as principals for their own accounts or as agents for us, in connection with a remarketing in accordance with their terms or otherwise. The applicable prospectus supplement will name the remarketing firm and describe the terms of its agreement, if any, with us and its compensation.
Agents, underwriters, and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters, and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Any common stock sold will be listed on the Nasdaq Global Select Market upon official notice of issuance. The securities other than common stock may or may not be listed on a national securities exchange, and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
There can be no assurance that we will sell any or all of the securities offered by this prospectus and any prospectus supplement.

LEGAL MATTERS
The validity of the securities to be offered will be passed upon for us by Polsinelli PC, Park City, Utah. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
Ernst & Young LLP, predecessor independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The registration statement of which this prospectus and any applicable prospectus supplement forms a part, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus and any applicable prospectus supplement certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements, and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. These reports and other information we file with or furnish to the SEC are available free of charge at https://www.solidpowerbattery.com/investor-relations/financials/sec-filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://www.solidpowerbattery.com. The information on, or that can be accessed through, our website is not part of this prospectus or any applicable prospectus supplement. Although our executive officers may also use certain social media channels, we do not use our executive officers’ social media channels to disclose information about Solid Power or our products.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus or any applicable prospectus supplement is considered to be part of this prospectus and any prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement, or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC (File No. 001-40284) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, including applicable portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025 incorporated by reference in our Annual Report on Form 10-K;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 5, 2025;

•
our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, January 24, 2025, March 12, 2025, May 22, 2025, May 30, 2025, September 5, 2025, October 30, 2025 and November 21, 2025; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 23, 2021 (File No. 001-40284), as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) by writing or telephoning us as follows:
Solid Power, Inc.
Attention: Corporate Secretary
486 S. Pierce Ave., Suite E
Louisville, CO 80027
(303) 219-0720

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:
Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and registrar fees and expenses		**
Stock exchange listing fees		**
Printing expenses		**
Miscellaneous fees and expenses		**
Total	$	**

*
To be deferred pursuant to Rule 456(b) of the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. Any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

Item 15.   Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. The Second A&R Charter provides for this limitation of liability.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made with respect to any claim, issue or matter as to which he or she will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court will deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
The Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide the directors and officers with certain contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s or its subsidiaries’ directors or officers or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.
We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.   Exhibits.
The list of exhibits is incorporated by reference to the Exhibit Index before the signature pages.
Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10 (a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit/ Annex	Filing Date
3.1	Second Amended and Restated Certificate of Incorporation	8-K	001-40284	3.1	December 13, 2021
3.2	Amended and Restated Bylaws	8-K	001-40284	3.1	November 21, 2022
4.1	Specimen Common Stock Certificate	8-K	001-40284	4.1	December 13, 2021
4.2	Specimen Warrant Certificate	8-K	001-40284	4.2	December 13, 2021
4.3	Warrant Agreement, dated March 23, 2021, between the Company and Continental Stock Transfer & Trust Company	8-K	001-40284	4.1	March 26, 2021
4.4	Amended and Restated Registration Rights Agreement	8-K	001-40284	10.2	December 13, 2021
4.5±	Board Nomination and Support Agreement between Solid Power, Inc., BMW Holding B.V., and the stockholders of Solid Power, Inc. listed on Schedule A thereto, dated May 5, 2021	S-4	333-258681	4.4	August 10, 2021
4.6**	Form of Warrant
4.7**	Form of Warrant Agreement
5.1*	Opinion of Polsinelli PC
23.1*	Consent of Polsinelli PC (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, Predecessor Independent Registered Public Accounting Firm
24.1	Power of Attorney	S-3ASR	333-290078	24.1	September 5, 2025
107*	Fee Table

*
Filed herewith.

**
To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

±
Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on January 28, 2026.
SOLID POWER, INC.
By:
/s/ John Van Scoter

Name: John Van Scoter
Title:   President, Chief Executive Officer, and Director
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* MaryAnn Wright	Chairperson of the Board of Directors	January 28, 2026
/s/ John Van Scoter John Van Scoter	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 28, 2026
/s/ Linda Heller Linda Heller	Chief Financial Officer, Treasurer, and Secretary (Principal Financial Officer and Accounting Officer)	January 28, 2026
* Erik Anderson	Director	January 28, 2026
* Kaled Awada	Director	January 28, 2026
* Rainer Feurer	Director	January 28, 2026
* Steven Goldberg	Director	January 28, 2026
* Susan Kreh	Director	January 28, 2026
* Aleksandra Miziolek	Director	January 28, 2026
* Lesa Roe	Director	January 28, 2026
* John Stephens	Director	January 28, 2026

*By:
/s/ John Van Scoter

Name: John Van Scoter
Attorney-in-fact